Exhibit 23.3


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 23, 2004, with respect to the financial statements of Mobile Satellite Ventures, LP included in the Registration Statement (Form S-1 No. 333-121862) and related Prospectus of Motient Corporation for the registration of its common stock.



/s/ Ernst & Young LLP
---------------------
McLean, Virginia

February 10, 2005